EXHIBIT 5.1
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                    [LETTER HEAD OF PRICEWATERHOUSE COOPERS]



CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-9 (the "Registration Statement") of our report dated February 21, 2006 relating to the consolidated financial statements of Canadian Natural Resources Limited as at December 31, 2005 and for each of the years in the three year period ended December 31, 2005 which is incorporated by reference in such Registration Statement and to the reference to our firm under the heading of "Experts" included in this Registration Statement.



Chartered Accountants
Calgary, Canada
November 27, 2006